Bigfoot Settles Terms of Merger With Creators of Loadchief

Bigfoot Project Investments Inc.

The Boards of BGFT and ICN are nearing settlement on the terms for merger. The companies will be wrapping up the letter of intent in the next few days.

Bigfoot Project Investments Inc. (OTCMKTS:BGFT)

REDWOOD CITY, CA, US, February 20, 2019 Bigfoot Project Investments, Inc. a public company traded on OTC Markets under the ticker symbol BGFT is nearing a negotiated agreement on terms of merger with Independent Contractors Network, Inc. (ICN). After extensive negotiations both Boards feel that they are near terms for the merger that will be mutually beneficial for all parties involved.

The responsible parties plan to wrap up the binding letter of intent over the next few days. The terms of the agreement including financial information from ICN will be disclosed in the required SEC filing of the 8K upon signing of the binding letter of intent. The merger of ICN and Bigfoot is not related to any prior mergers mentioned by Bigfoot in prior news releases and is not related to any currently existing logistics company using the name “Bigfoot Delivery.”.

Independent Contractors Network, Inc. (ICN) has developed and holds exclusive license to “Loadchief” last-mile delivery platform. Loadchief is a proprietary application of Independent Contractors Network, Inc. (A California Corporation). Loadchief was created by courier-industry professionals with more than 50 years of combined experience in the delivery industry. The Loadchief platform transforms economic and resource efficiencies and allocations found by connecting credentialed, independent drivers with courier companies. Courier companies and independent drivers get the Loadchief Advantage over their competition. With the development of Loadchief, ICN has surged to the leading edge of their industry. The goal of this merger is to expand the Loadchief service footprint into new regions through access to the OTC Markets.

Forward-Looking Statements

This press release contains forward-looking information or forward-looking statements (collectively “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is typically identified by words such as: “believe.” “expect,” “anticipate.” “intend,” “estimate,” “potentially” and similar expressions, are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking information provided by the Company is not a guarantee of future results or performance, and that actual results may differ materially from those in forward-looking information as a result of various factors. The reader is referred to the Company’s public filings for a more complete discussion of such risk factors and their potential effects which may be accessed through the Company’s filings on the SEC website: https://www.sec.gov/cgi-bin/browse-edgar?company=bigfoot+project&owner=exclude&action=getcompany

Bigfoot Project Investments Inc.